                                                                     EXHIBIT 4.6

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS AND MAY NOT BE SOLD OR TRANSFERRED WITHOUT COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR APPLICABLE EXEMPTIONS THEREFROM.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO AND RESTRICTED BY THE TERMS OF THE AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT, DATED AS OF SEPTEMBER 16, 2005, BY AND AMONG THE PARENT, ITS SUBSIDIARIES, PATRIOT CAPITAL FUNDING, INC., AS SERVICER, AND THE PURCHASERS SIGNATORY THERETO, AS THE SAME MAY BE AMENDED.

THE OBLIGATIONS OF PAYMENT AND PERFORMANCE EVIDENCED HEREBY AND THE RIGHTS OF PURCHASER HEREUNDER (INCLUDING RIGHTS OF PAYMENT AND ENFORCEMENT) ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT DATED AS OF SEPTEMBER 16, 2005 (THE "AMENDED AND RESTATED SUBORDINATION AGREEMENT"), AMONG THE LOAN PARTIES, BANK OF AMERICA, AS THE SENIOR LENDER, AND PATRIOT CAPITAL FUNDING, INC., TO THE INDEBTEDNESS AND OTHER LIABILITIES OWED BY, AND ALL OTHER OBLIGATIONS OF, THE LOAN PARTIES UNDER AND PURSUANT TO THE AMENDED AND RESTATED SENIOR CREDIT AGREEMENT AND EACH RELATED "LOAN DOCUMENT" (AS DEFINED THEREIN). PURCHASER, BY ITS ACCEPTANCE HEREOF, ACKNOWLEDGES AND AGREES TO BE BOUND BY THE PROVISIONS OF THE AMENDED AND RESTATED SUBORDINATION AGREEMENT.

                                     WARRANT

                           TO PURCHASE COMMON STOCK OF

                              DOVER SADDLERY, INC.

Issue Date: September 16, 2005                               Certificate No. W-1

     THIS WARRANT IS TO CERTIFY THAT PATRIOT CAPITAL FUNDING, INC., a Delaware corporation ("PURCHASER"), is entitled to purchase from DOVER SADDLERY, INC., a Delaware corporation (the "PARENT"), the number of shares of the Parent's Common Stock, par value $0.0001 per share ("COMMON STOCK"), as shall be determined in accordance with the provisions of Section 2 hereof at a price per share of $0.01, as adjusted from time to time pursuant to Section 4 (the "EXERCISE PRICE"). Terms used but not defined herein shall have the meanings set forth in the Amended and Restated Senior Subordinated Note and Warrant Purchase Agreement of even date herewith, among the Loan Parties, including Parent, Patriot Capital Funding, Inc., as Servicer, the Purchaser and certain other parties named therein (the "AMENDED AND RESTATED NOTE AND WARRANT PURCHASE AGREEMENT").

     SECTION 1. CERTAIN DEFINITIONS. As used in this Warrant, unless the context otherwise requires:

     "APPRAISED VALUE" means the fair market value of the Subject Securities on a control premium basis without discount for limitations on voting rights, minority interests, illiquidity or restrictions on transfer and without increase in value attributable to provisions in this Warrant, as determined by an appraisal performed at the expense of Parent by any of (i) Houlihan, Lokey, Howard & Zukin, (ii) Duff & Phelps or (iii) Williamette Management Associates, or any successor to such firms, as Parent shall elect, or any other nationally recognized firm selected by Parent and acceptable to the Warranholders holding a majority of the shares of Warrant Stock; provided, that such appraiser shall be directed to determine the value of such Subject Securities as soon as practicable, but in no event later than forty-five (45) days from the date of its selection and for such purposes all Convertible Securities shall be deemed outstanding.

     "CONVERTIBLE SECURITIES" means securities or obligations that are exercisable for, convertible into or exchangeable for shares of Common Stock. The term includes options, warrants or other rights to subscribe for or purchase other securities that are convertible or exchangeable for Common Stock.

     "FAIR MARKET VALUE" of any security shall mean (i) the Market Price thereof, if available, or (ii) if the Market Price is not available, the Appraised Value.

     "IPO" means a public offering of shares of Parent's Common Stock pursuant to an effective registration statement on Form S-1, or successor form, of the SEC, to be closed prior to March 30, 2006, and pursuant to which the aggregate gross proceeds to Parent and selling shareholders in the offering are not less than $20,000,000.

     "MARKET PRICE" of any security shall mean the average of the closing prices of such security's sale on all securities exchanges on which such security may at the time be listed or, if there has been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such securities at the end of each day or, if on any day such security is not listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York time or, if on any day such security is not quoted in the domestic over-the-counter market as reported by the National Quotations Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 30 days consisting of the day as of which "Market Price" is being determined and the 29 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or over-the-counter market, the "Market Price" for purposes of the exercise of the Put Option shall be the fair market value jointly determined by Parent and the Warrantholders holding a majority of the Warrant Stock; provided, however, that if such parties are unable to reach agreement within ten (10) business days, then the Market Price shall be deemed not to be available.

     "ORGANIC CHANGE" means reclassification or change of the outstanding Warrant Stock of the Parent (other than as a result of a subdivision, combination or stock dividend), any consolidation of the Parent with, or merger of the Parent into, another corporation or other business organization (other than a consolidation or merger in which the Parent is the continuing corporation and which does not result in any reclassification or change of the outstanding Warrant Stock of the Parent) or any sale of all or substantially all of the Parent's assets, which is effected in such a way that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock.

     "PREFERRED STOCK" means the preferred stock, par value $0.0001 per share, of Parent.

     "REGISTRATION EXPENSES" means all expenses incident to Parent's performance of or compliance with Section 10 of this Warrant in connection with each Incidental Registration, including, without limitation, all registration, filing, listing and National Association of Securities Dealers, Inc. fees, all fees and expenses of complying with securities or blue sky laws, all word processing, duplicating and printing expenses, all messenger and delivery expenses, any transfer taxes, the fees and expenses of Parent's legal counsel and independent public accountants, counsel for the Warrantholder participating in each such registration, and any fees and disbursements of underwriters customarily paid by issuers or sellers of securities; provided, however, that Registration Expenses shall not include underwriting discounts and commissions.

     "SEC" means the Securities and Exchange Commission.

     "SECURITIES ACT" means the Securities Act of 1933, as amended.

     "SUBJECT SECURITIES" means the Warrant and the Warrant Stock.

     "WARRANT" means this Warrant and all additional or new warrants issued upon division or combination of, or in substitution for, this Warrant. All such additional or new warrants shall at all times be identical as to terms and conditions and date, except as to the number of shares of Warrant Stock for which they may be exercised.

     "WARRANTHOLDER" means the Purchaser, as the initial holder of this Warrant, and its nominees, successors or assigns, including any subsequent holder of this Warrant to whom it has been legally transferred.

     "WARRANT STOCK" means the shares of Common Stock purchasable by the holder of this Warrant upon the exercise of such Warrant, as determined in accordance with Section 2 hereof.

     SECTION 2. WARRANT STOCK. This Warrant shall be exercisable for 23,503 shares of Common Stock, which is equal to .805% of the Common Stock Deemed Outstanding as of the date hereof, calculated on a fully-diluted as converted basis.

     SECTION 3. EXERCISE OF WARRANT.

          (a) From and after March 31, 2006 but prior to September 16, 2010 (the "EXPIRATION DATE"), the Purchaser may at any time and from time to time exercise this Warrant, in whole or in part.

          (b) (i) The Warrantholder shall exercise this Warrant by means of delivering to the Parent at its office identified in Section 10.6 of the Amended and Restated Note and Warrant Purchase Agreement (1) a written notice of exercise, including the number of shares of Warrant Stock to be delivered pursuant to such exercise, (2) this Warrant and (3) payment equal to the Exercise Price in accordance with
Section 3(b)(ii). In the event that any exercise shall not be for all shares of Warrant Stock purchasable hereunder, a new Warrant registered in the name of the Warrantholder, of like tenor to this Warrant and for the remaining shares of Warrant Stock purchasable hereunder, shall be delivered to the Warrantholder within five (5) days of any such exercise. Such notice of exercise shall be in the Subscription Form set out at the end of this Warrant.

               (ii) The Warrantholder may elect to pay the Exercise Price to the Parent either (1) by cash, certified check or wire transfer, (2) by converting the Warrant into Warrant Stock ("CASHLESS EXERCISE") or (3) any combination of the foregoing, and specifying such election(s) in the Subscription Form attached hereto as Exhibit A (the "Subscription Form"). If the Warrantholder elects to pay the Exercise Price through Cashless Exercise, upon the exercise hereof the Warrantholder shall specify in the Subscription Form that the Parent is authorized to withhold from issuance a number of shares of Warrant Stock which, when multiplied by the fair market value (as determined in good faith by the Board of Directors of the Parent and agreed to by the Warrantholder) per share of the Warrant Stock, is equal to the aggregate Exercise Price (and such withheld shares shall no longer be issuable under this Warrant).

          (c) Upon exercise of this Warrant and delivery of the Subscription Form with proper payment relating thereto, the Parent shall cause to be executed and delivered to the Warrantholder a certificate or certificates representing the aggregate number of fully paid and nonassessable shares of Warrant Stock issuable upon such exercise.

          (d) The stock certificate or certificates for Warrant Stock to be delivered in accordance with this Section 3 shall be in such denominations as may be specified in said notice of exercise and shall be registered in the name of the Warrantholder or such other name or names as shall be designated in said notice. Such certificate or certificates shall be deemed to have been issued and the Warrantholder or any other person so designated to be named therein shall be deemed to have become the holder of record of such shares, including to the extent permitted by law the right to vote such shares or to consent or to receive notice as a stockholder of the Parent, as of the time said notice is delivered to the Parent as aforesaid.

          (e) The Parent shall pay all expenses payable in connection with the preparation, issue and delivery of stock certificates under this Section 3, including any transfer taxes resulting from the exercise of the Warrant and the issuance of Warrant Stock hereunder.

          (f) All shares of Warrant Stock issuable upon the exercise of this Warrant in accordance with the terms hereof shall be validly issued, fully paid and nonassessable, and free from all liens and other encumbrances thereon, other than liens or other encumbrances created by the Warrantholder.

          (g) In no event shall any fractional share of Warrant Stock of the Parent be issued upon any exercise of this Warrant. If, upon any exercise of this Warrant, the Warrantholder would, except as provided in this paragraph, be entitled to receive a fractional share of Warrant Stock, then the Parent shall deliver in cash to such holder an amount equal to the fair market value of such fractional interest (as determined in good faith by the Parent's Board of Directors).

     SECTION 4. ADJUSTMENT OF NUMBER OF SHARES AND EXERCISE PRICE. In order to prevent dilution of the rights granted under this Warrant, the number of shares of Warrant Stock obtainable upon exercise of this Warrant and the Exercise Price shall be subject to adjustment from time to time as provided in this Section 4.

          (a) Subdivision or Combination.

               (i) Effect on Exercise Price. If, at any time prior to the Expiration Date, the number of outstanding shares of Warrant Stock is (i) increased by a stock dividend payable in shares of Warrant Stock or by a subdivision or split-up of shares of Warrant Stock or (ii) decreased by a combination of shares of Warrant Stock, then, following the record date fixed for the determination of holders of Warrant Stock entitled to receive the benefits of such stock dividend, subdivision, split-up, or combination, the Exercise Price shall be adjusted to a new amount equal to the product of (I) the Exercise Price in effect on such record date and (II) the quotient obtained by dividing (x) the number of shares of Warrant Stock outstanding on such record date (without giving effect to the event referred to in the foregoing clause (i) or (ii)), by (y) the number of shares of Warrant Stock which would be outstanding immediately after the event referred to in the foregoing clause (i) or (ii), if such event had occurred immediately following such record date.

               (ii) Effect on Number of Shares. Upon each adjustment of the Exercise Price as provided in this Section 4(a), the Warrantholder shall thereafter be entitled to subscribe for and purchase, at the Exercise Price resulting from such adjustment, the number of shares of Warrant Stock equal to the product of (i) the number of shares of Warrant Stock existing prior to such adjustment and (ii) the quotient obtained by dividing (I) the Exercise Price existing prior to such adjustment by (II) the new Exercise Price resulting from such adjustment.

          (b) Division or Combination upon Request. This Warrant may be divided or combined with other Warrants upon presentation at the aforesaid office of the Parent, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Warrantholder or its agent or attorney. The Parent shall pay all expenses in connection with the preparation, issue and delivery of Warrants under this Section 4(b), including any transfer taxes resulting from the division or combination hereunder. The Parent agrees to maintain at its aforesaid office books for the registration of the Warrants.

          (c) Reclassification, Etc. In case of any Organic Change at any time prior to the Expiration Date, then, as a condition of such Organic Change, lawful provision shall be made, and duly executed documents evidencing the same from the Parent or its successor shall be delivered to the Warrantholder, so that the Warrantholder shall have the right prior to the Expiration Date to purchase, at a total price not to exceed that payable upon the exercise of this Warrant, the kind and amount of shares of stock and other securities and property receivable upon such Organic Change by a holder of the number of shares of Warrant Stock of the Parent which might have been purchased by the Warrantholder immediately prior to such Organic

Change, in any such case appropriate provisions shall be made with respect to the rights and interest of the Warrantholder to the end that the provisions hereof (including provisions for the adjustment of the Exercise Price and of the number of shares purchasable upon exercise of this Warrant) shall thereafter be applicable in relation to any shares of stock and other securities and property thereafter deliverable upon exercise hereof.

          (d) Certain Events. If any event occurs of the type contemplated by the provisions of this Section 4 but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Parent's board of directors shall make an appropriate adjustment in the number of shares of Warrant Stock obtainable upon exercise of this Warrant and in the Exercise Price so as to protect the rights of the holders of the Warrants; provided that no such adjustment shall decrease the number of shares of Warrant Stock obtainable as otherwise determined pursuant to this Section 4.

          (e) No Avoidance. In the event that the Parent shall enter into any transaction for the purpose of avoiding the application of the provisions of this Section 4, the benefits provided by such provisions shall nevertheless apply and be preserved.

          (f) Rounding. All calculations under this Section 4 shall be made to the nearest fourth decimal place.

     SECTION 5. [INTENTIONALLY OMITTED].

     SECTION 6. CERTIFICATES AND NOTICES.

          (a) Certificates. Upon the occurrence of any event requiring adjustments of the number of shares subject to this Warrant pursuant to Section 4, the Parent shall mail to the Warrantholder (by registered or certified mail, postage prepaid) a certificate signed by the President or a Vice President and by the Treasurer or an Assistant Treasurer of the Parent, setting forth in reasonable detail the events requiring the adjustment and the method by which such proposed adjustment was calculated, specifying the adjusted number of shares subject to this Warrant after giving effect to the proposed adjustment and the number of shares of Warrant Stock to be issued pursuant to Section 4 hereof.

          (b) Notices.

               (i) Immediately upon any adjustment of the number of shares of Warrant Stock acquirable upon exercise of this Warrant, the Parent shall give written notice thereof to the Warrantholder, setting forth in reasonable detail and certifying the calculation of such adjustment.

               (ii) If the Parent after the date hereof shall propose to: (i) pay any dividend payable in cash or stock to the holders of Common Stock or to make any other distribution to the holders of Common Stock or any extraordinary dividend directly or indirectly attributable to proceeds from the sale or other disposition of a significant business or asset of the Parent; (ii) offer to the holders of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options; (iii) effect any reclassification except the subdivision or combination of shares of outstanding Common Stock; (iv) effect any Organic Change or the liquidation, dissolution or winding up of the Parent; or (v) engage in any diluting event not otherwise mentioned in this Section 6(b), then, in each such case, the Parent shall mail (by registered or certified mail, postage prepaid) to the Warrantholder notice of such proposed action, which shall specify the date on which the books of the Parent shall close, or a record date shall be established, for determining holders of Common Stock entitled to receive such stock dividends or other distribution of such rights or options, or the date on which such Organic Change, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date as of which it is expected that holders of Common Stock of record shall be entitled to receive securities or other property deliverable upon such action, if any such date is to be fixed. Such notice shall be mailed, in the case of any action covered by clauses (i), (ii) or (v) above, at least 10 days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, and, in the case of any action covered by clause (iii) above, at least 10 days prior to the date upon which such action takes place, and, in the case of any action covered by clause
(iv) above, at least 30 days prior to the date upon which such action takes place and at least 20 days prior to the date on which the Parent closes its books or takes a record for determining rights to vote with respect to any event covered by clause (iv) and 30 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

          (c) Failure and Defects. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to this
Section 6, shall not affect the legality or validity of the adjustment of the Exercise Price and/or number of shares of Warrant Stock subject to this Warrant pursuant to Section 4.

     SECTION 7. RESERVATION AND AUTHORIZATION OF CAPITAL STOCK. The Parent shall have reserved and made available for issuance such number of its authorized but unissued shares of Warrant Stock as will be sufficient to permit the exercise in full of all outstanding Warrants at any time on or prior to the Expiration Date.

     SECTION 8. STOCK AND WARRANT BOOKS. The Parent will not at any time, except upon dissolution, liquidation or winding up, close its stock books or Warrant books so as to result in preventing or delaying the exercise of any Warrant.

     SECTION 9. LIMITATION OF LIABILITY. No provisions hereof, in the absence of affirmative action by the Warrantholder to purchase Warrant Stock hereunder, shall give rise to any liability of the Warrantholder to pay the Exercise Price or as a stockholder of the Parent (whether such liability is asserted by the Parent or creditors of the Parent).

     SECTION 10. REGISTRATION RIGHTS.

          (a) Incidental Registration. If Parent for itself or any of its security holders shall at any time or times after the date hereof undertake to register under the Securities Act any shares of its capital stock or other securities (other than (i) the registration of an offer, sale or other disposition of securities solely to employees of, or other Persons providing services to, Parent, or any Subsidiary pursuant to an employee or similar benefit plan registered on Form S-8 or similar or successor forms promulgated by the SEC or (ii) relating to a merger, acquisition or other transaction of the type described in Rule 145 under the Securities Act or a comparable or successor rule, registered on Form S-4 or similar or successor forms promulgated by the SEC), on each such occasion Parent will notify Warrantholder of such determination or request at least thirty (30) days prior to the filing of such registration statement, and upon the request of Warrantholder given in writing within twenty (20) days after the receipt of such notice, Parent shall use its best efforts as soon as practicable thereafter to cause any of the Warrant Stock issuable upon the exercise of this Warrant specified by Warrantholder to be included in such registration statement, subject to the conditions of the Securities Act (an "INCIDENTAL REGISTRATION"). Notwithstanding anything to the contrary, it is the intention of the parties that the registration rights set forth in this Section 10 shall not be available to the Warrantholders in connection with the registration of Parent filed on Form S-1 with the SEC on August 26, 2005, as the same may be amended from time to time (File Number 333-127888). Any exercise of this Warrant specified by a Warrantholder to be included in any registration statement shall be contingent upon the effectiveness of such registration statement with the SEC. If Warrantholder decides not to include all of the Warrant Stock issuable upon the exercise of this Warrant in any Incidental Registration filed by Parent, Warrantholder shall nevertheless continue to have the right to include any Warrant Stock issuable upon the exercise of this Warrant in any subsequent Incidental Registration as may be filed by Parent with respect to offerings of its securities, all upon the terms and conditions set forth herein.

          (b) Priority in Registration. If an Incidental Registration is an underwritten offering, and the managing underwriters shall give written advice to the Warrantholder and the Parent that, in their opinion, market conditions dictate that no more than a specified maximum number of securities (the "UNDERWRITER'S MAXIMUM NUMBER") could successfully be included in such registration, then the Parent shall be required only to include in such registration only such number of securities as is equal to the Underwriter's Maximum Number ("Incidental Registration Cutback") and the Parent and the Warrantholder will participate in such offering in the following order of priority:

               (i) First, the Parent shall be entitled to include in such registration that number of securities that the Parent proposes to offer and sell for its own account in such registration and that does not exceed the Underwriter's Maximum Number; and

               (ii) Second, the Parent will be obligated and required to include in such registration that number of shares of Warrant Stock of Warrantholder along with other securities of the Parent that shall have been requested by other parties having registration rights pursuant to one or more other registration rights agreements with the Parent that does not exceed the remaining portion of the Underwriter's Maximum Number.

          In the event that an Incidental Registration Cutback results in less than all of the securities of a particular category (e.g., securities of the Parent) that are requested to be included in such registration to actually be included in such registration, then the number of securities of such category that will be included in such registration shall be shared pro rata among all of the holders of securities of such category that were requested to be included in such registration based on the number of shares of Common Stock held by each such holder of securities of such category, calculated on an as converted to Common Stock basis.

          (c) Registration Expenses. Parent shall pay all Registration Expenses incurred in connection with all Incidental Registrations effected in accordance with this Section 10.

          (d) Lock-Up. Subject to the conditions set forth in the last sentence of this Section 10(d), in connection with any underwritten public offering of Warrant Stock under the Securities Act, Warrantholder agrees that it shall, if so requested by the managing underwriter, enter into a lockup agreement (the "LOCKUP AGREEMENT"), with respect to all Warrant Stock issuable hereunder, in form and substance as executed by the Parent's senior management and significant shareholders. Notwithstanding the foregoing, the Warrantholder shall not be required to execute a Lockup Agreement with respect to a higher percentage of its aggregate holdings of Warrant Stock issuable hereunder than the lowest percentage of individual holdings of capital stock of the Parent held by any of Parent's senior management or significant shareholders that is subject to a Lockup Agreement. If such restrictions are waived or shortened by the managing underwriter or the Parent or other party bound thereto, the above restrictions shall also be waived or shortened for Warrantholder in the same manner on a pro rata basis (calculated including the shares held by the party bound by such similar agreement).

     SECTION 11 COVENANTS OF PARENT.

          (a) Prohibition of Issuances of Preferred Stock. Commencing on the date hereof and until the earlier to occur of (i) March 31, 2007 and (ii) full exercise of this Warrant for all Warrant Stock issuable hereunder, without the prior written consent of Warrantholder, Parent covenants and agrees that it shall not authorize or increase, or permit any Subsidiary to authorize or increase, the authorized number of shares of, or issue additional shares of Preferred Stock, or any class or series of Parent's or any Subsidiary's capital stock or options, warrants or other rights to acquire any such capital stock ranking with respect to liquidation preference, dividends or redemption rights, senior in right to, or on a parity with, the Preferred Stock.

          (b) Put Obligation.

               (i) Put Option. Parent hereby grants to each Warrantholder an option to sell to Parent, and Parent is and shall be obligated to purchase from such Warrantholder under such option (the "PUT OPTION"), all (but not less than all) of the Subject Securities of such Warrantholder. The Put Option shall be effective at any time after March 31, 2007 and shall be exercisable by the Warrantholders holding a majority of the shares of Warrant Stock.

               (ii) Put Price. Upon exercise of the Put Option, the price to be paid to such exercising Warrantholder (the "PUT PRICE") shall be the product of the amount determined by multiplying (x) the number of shares of Subject Securities (or, in the case of any Warrant, the number of shares of Warrant Stock into which such Warrant is convertible) (collectively, the "PUT SHARES") held by such Warrantholder by (y) the Fair Market Price thereof (less, in the case of a Warrant, the aggregate exercise price thereof).

               (iii) Exercise of Put Option. If Warrantholders holding a majority of the shares of Warrant Stock elect to exercise the Put Option, they shall give notice to Parent and Parent shall promptly give notice (the "PUT NOTICE") to each other Warrantholder, specifying, among other things, the date on which the closing of the purchase and sale of the Put Shares shall occur (the "PUT OPTION CLOSING").

               (iv) Put Option Closing. The Put Option Closing shall occur on the later of the date specified in the Put Notice and the ninetieth (90th) day after the date of final determination of the Fair Market Value in accordance with the definition hereof (or, if not a business day, the next following business day). At the Put Option Closing, the Warrantholders exercising the Put Option shall deliver the Warrant and/or certificate or certificates evidencing the Put Shares, duly endorsed in blank. In consideration thereof, Parent shall deliver to each Warrantholder exercising the Put Option the Put Price for such holder's Put Shares, payable by wire transfer of immediately available funds to an account designated by such holder. In the event there is insufficient cash available to pay each holder the Put Price payable to such holder pursuant to the preceding sentence, any payment of cash shall be made on a pro rata basis among such holders in proportion to their respective ownership of Put Shares.

          (c) Rule 144 Sales. At any such time as the Parent is required to file reports under the Securities Exchange Act of 1934, as amended, the Parent shall comply with all reporting requirements set forth or referred to in Rule 144 promulgated under the Securities Act (or any successor rule thereto) and shall do all such other things as may be reasonably necessary to permit the sale at any time of any Warrants or Warrant Stock by a Warrantholder in accordance with and to the extent permitted by said Rule 144 or any other similar rule or rules promulgated by the SEC from time to time.

          (d) Termination of Covenants under Sections 11(a) and 11(b). The covenants of the Parent set forth in Sections 11(a) and 11(b) shall terminate and be of no further force and effect upon the closing of the IPO.

     SECTION 12. TRANSFER. Subject to compliance with the Securities Act and the applicable rules and regulations promulgated thereunder, this Warrant and all rights hereunder shall be transferable in whole or in part. Any such transfer shall be made at the office or agency of the Parent at which this Warrant is exercisable, by the registered holder hereof in person or by its duly authorized attorney, upon surrender of this Warrant together with the assignment hereof properly endorsed, and promptly thereafter a new warrant shall be issued and delivered by the Parent, registered in the name of the assignee. Until registration of transfer hereof on the books of the Parent, the Parent may treat the Purchaser as the owner hereof for all purposes.

     SECTION 13. INVESTMENT REPRESENTATIONS; RESTRICTIONS ON TRANSFER OF WARRANT STOCK. Unless a current registration statement under the Securities Act shall be in effect with respect to the Warrant Stock to be issued upon exercise of this Warrant, the Warrantholder, by accepting this Warrant, covenants and agrees that, at the time of exercise hereof, and at the time of any proposed transfer of Warrant Stock acquired upon exercise hereof, such Warrantholder will deliver to the Parent a written statement that the securities acquired by the Warrantholder upon exercise hereof are for the account of the Warrantholder or are being held by the Warrantholder as trustee, investment manager, investment advisor or as any other fiduciary for the account of the beneficial owner or owners for investment and are not acquired with a view to, or for sale in connection with, any distribution thereof (or any portion thereof) and with no present intention (at any such time) of offering and distributing such securities (or any portion thereof).

     SECTION 14. LOSS, DESTRUCTION OF WARRANT CERTIFICATES. Upon receipt of evidence satisfactory to the Parent of the loss, theft, destruction or mutilation of any Warrant and, in the case of any such loss, theft or destruction, upon receipt of indemnity and/or security satisfactory to the Parent or, in the case of any such mutilation, upon surrender and cancellation of such Warrant, the Parent will make and deliver, in lieu of such lost, stolen, destroyed or mutilated Warrant, a new Warrant of like tenor and representing the right to purchase the same aggregate number of shares of Warrant Stock.

     SECTION 15. AMENDMENTS. The terms of this Warrant may be amended, and the observance of any term herein may be waived, but only with the written consent of the Parent and the Warrantholder.

     SECTION 16. NOTICES GENERALLY. Any notice, request, consent, other communication or delivery shall be made in accordance with Section 10.6 of the Amended and Restated Note and Warrant Purchase Agreement.

     SECTION 17. SUCCESSORS AND ASSIGNS. This Warrant shall bind and inure to the benefit of and be enforceable by the parties hereto and their respective permitted successors and assigns.

     SECTION 18. GOVERNING LAW. THIS WARRANT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                            [SIGNATURE PAGE FOLLOWS]

                             WARRANT SIGNATURE PAGE

     IN WITNESS WHEREOF, the Parent has caused this Warrant to be signed in its name by its President.

Dated: September 16, 2005

                                        DOVER SADDLERY, INC.


                                        By: /s/ Stephen L. Day
                                            ------------------------------------
                                        Name: Stephen L. Day
                                        Title: President

                                    EXHIBIT A

                                SUBSCRIPTION FORM

                 (to be executed only upon exercise of Warrant)

To: ____________________________________

     [Choose one or both of the paragraphs, as applicable]

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to purchase ___________ shares of the Warrant Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned, pursuant to the provisions set forth in the attached Warrant (No. ____), hereby irrevocably elects to exercise the right of cashless exercise represented by the attached Warrant for _____ shares of Warrant Stock, and as payment therefor hereby directs ________________________ to withhold _____ shares of Warrant Stock that the undersigned would otherwise be entitled thereunder.

Dated:                                  Name:
       ----------------------                 ----------------------------------


                                        Signature:
                                                   -----------------------------
                                        Address:
                                                 -------------------------------

                                                 -------------------------------